As filed with the Securities and Exchange Commission on February 14, 2022

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	5140	20-3537265
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, Florida 33139

(800) 611-3622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffery D. Johnson

Chief Executive Officer

235 Lincoln Rd., Suite 210

Miami Beach, Florida 33139

(800) 611-3622 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Barry I. Grossman, Esq.

David Selengut, Esq.

Matthew Bernstein, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2022

Prospectus

$75,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CUEN.” We also have a class of warrants that are listed on The NASDAQ Capital Market under the symbol “CUENW.” The last reported sale price of our common stock and listed warrants on The NASDAQ Capital Market on February 10, 2022 was $1.20 per share and $0.4474 per warrant. The aggregate market value of our outstanding common stock held by non-affiliates is $8,502,371 based on 14,965,690 shares of outstanding common stock, of which 7,085,310 shares are held by non-affiliates, and a per share price of $1.2 which was the closing sale price of our common stock as quoted on The NASDAQ Capital Market on February 10, 2022. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 35 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.  We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Cuentas Inc.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

    You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Cuentas,” “CUEN” or similar terminology means Cuentas Inc.

The Company

The Company is a corporation incorporated under the laws of Florida on September 21, 2005, which focuses on the business of using proprietary fintech technology to provide e-banking and e-commerce services delivering mobile banking, prepaid debit and digital content services to the unbanked, underbanked and underserved Latino, Hispanic and immigrant communities. The Company’s proprietary software platform enables Cuentas to offer comprehensive financial services and additional robust functionality that is absent from other Mobile Apps with Prepaid Debit Mastercard®/General-Purpose Reloadable cards (“GPR”).

Properties. The Company’s headquarters are located in Miami, Florida.

Our Business

The Company’s Mobile App & GPR card are integrated into a proprietary fintech ecosystem that protects customers by depositing their funds in an FDIC insured bank account at the Issuing Bank, Sutton Bank.

The comprehensive financial services currently available include:

●	Direct ACH Deposits to receive funds

●	ATM access – US and most foreign countries

●	Retail and Online purchases

●	Peer to Peer Payments at no cost between Cuentas Account holders

●	Cash Reloads at major retailers (Walmart, CVS, Walgreens, Dollar General, etc.)

●	Discounted Gift Cards for major brands (Amazon Cash, Xbox, Playstation, Burger King, etc.)

●	Transit Authority Fares – Los Angeles TAP, Connecticut GoCT, coming soon NY-OMNY

●	Prepaid Long Distance Telecom Minutes – call land lines or mobile phones worldwide

●	US Mobile Phone Recharges (TopUps)

●	Int’l. Mobile Phone Recharges (TopUps)

The Company is currently finalizing testing of its “Western Union – Powered by Cuentas” services for the Mobile App to allow each user to make International Remittances to over 200 countries via Western Union, which we expect to go live in the first quarter of 2022. Specifically, in December 2020, Cuentas signed a 5 year agreement with Western Union (WU) and has interconnected its fintech ecosystem with WU’s back office, financial rails and distribution network to provide ultimately seamless International Remittances through hundreds of thousands of Western Union Agents, to over 200 countries worldwide. Upon launch, we expect that each Cuentas Account Holder should be able to send Remittances worldwide, directly from their Cuentas Mobile App. This relationship with WU has been approved by Sutton Bank and Interactive Communications International, Inc. (InComm) and we expect to receive such approval in the first quarter of 2022.

Cuentas expects to provide Domestic and International BillPay service to Cuentas Account Holders using the Mobile App during 2022.

A major factor that provides technical strength and reliability to Cuentas’ project is the fintech ecosystem that it has developed. The foundation of Cuentas’ ecosystem is the fintech-exclusive, royalty-free, perpetual platform license and source code from CIMA Telecom, Inc. (CIMA) that Cuentas acquired for $9 Million. We believe that this platform has been proven to be a robust, reliable transactional, marketing, financial and predictive, Tier-1 transactional platform as it managed the back office for Tracfone, a major telecom company that was acquired by Verizon for $6+ Billion. Cuentas’ ecosystem integrates the proprietary CIMA platform via dedicated APIs with Sutton Bank (Issuing Bank), IDology (AML & KYC) and InComm (Processor, Load Network & 3rd Party Digital Products).

Cuentas’ Mobile App includes a Mobile Wallet (Wallet), Digital Store (Store) and is linked with a Prepaid Mastercard® which can be used for ATM withdrawals, online purchases and in-person purchases.

Account holders may deposit funds to their account via a) no-cost Direct Deposit, b) no-cost fund transfers from other Cuentas account holders, or c) for a small charge, using InComm’s VanillaLoad network in over 200,000 locations at major retailers like Walmart, CVS, Walgreens, Dollar General, and more.

Once account holders have available funds, they can use their Cuentas Prepaid Mastercard® wherever prepaid Mastercards are accepted worldwide and at most ATMs in the U.S. and many international ATMs.

Account holders may use the funds in their wallet to purchase discounted gift cards in the Cuentas Digital Store. Product categories in the Digital Store including Digital Gift Cards, Transit Cards, Mobile Phone Recharges (TopUps) and we expect will also soon include International Remittances. Digital gift cards include Amazon Cash, Sony Playstation, Xbox, Karma Koin, Burger King, Bass Pro Shops and more. Transit products include or will include OMNY in New York, TAP in Los Angeles, GoCT in Connecticut and The Rapid from Grand Rapids, Michigan. Additional transit products will be available as InComm rolls them out. Cuentas account holders may purchase Mobile Phone Recharges (TopUps) which allow them to recharge their own or someone else’s Verizon, AT&T or other mobile phone in the U.S. or in many foreign countries – in real time. Account holders may make real phone calls using the Cuentas ILD Rewards balance (Loyalty Program) or funds in their wallet - actual phone calls that are made directly from their phone to any mobile phone or land line worldwide.

The Latino Market

The name “Cuentas” is a Spanish word that has multiple meanings and was chosen for strategic reasons, to develop a close relationship with the Spanish speaking population. It means “Accounts” as in “bank accounts” and it can also mean “You can count on me” as in “Cuentas conmigo”. Additionally, it can be used to “Pay or settle accounts” (saldar cuentas), “accountability” (rendición de cuentas), “to be accountable” (rendir cuentas) and other significant meanings.

The 2020 U.S. Census shows the Hispanic Latino population at over 62 million and at 18.7% of the total US population. The FDIC defines the “unbanked” ” as those adults without an account at a bank or other financial institution and are considered to be outside the mainstream for one reason or another. The Company believes that the Hispanic and Latino demographic generally have had more identification, credit, and former bank account issues more so than any other U. S. minority group leading to more difficulty in obtaining a traditional bank acccount

Cuentas Mobile App and Wallet: The Cuentas Mobile App and Wallet are positioned to service the Hispanic, Latino and immigrant demographics with comprehensive financial products. Additionally, we are able to use various forms of U.S. and some foreign government issued identification to confirm qualification. We are able to accept SSN or ITIN with U.S. identification, Matricula Consular or other qualified government issued forms of identification.

The Cuentas Prepaid Mastercard® - General-Purpose Reloadable (GPR) Card

The Cuentas Prepaid GPR Card qualifies each account holder to have a personalized Cuentas Mastercard® and an associated Cuentas Account with the Mobile App, Digital Wallet, Digital Store and Long Distance Telecom services included. It acts as a comprehensive banking solution which enables access to the U.S. financial system to those who are unbanked or underbanked while enabling greater functionality than a traditional bank account. The cardholders’ deposited funds are protected in an FDIC-insured bank account at Sutton Bank, the Issuing Bank.

The Cuentas Business Model

The Cuentas business model provides or, we expect will provide, for multiple revenue sources, many of which are synergistic market segments and provide unified financial and social functionality to forgotten segments of society.

The Cuentas Mobile Wallet has several potential revenue streams. We expect that the Company will receive monthly maintenance fees, reload fees, ATM fees, commissions for products sold as well as interchange and network fees from Mastercard & Pulse. Cuentas’ strategy is to provide excellent value to consumers while charging reasonable fees and commissions to produce profitability. We believe that monthly fees of $4.50 which we will charge per user will generate reasonable revenue. Cuentas provides account recharge capabilities to account holders via the nationwide VanillaLoad network owned by InComm as it is available in many big box retailer chains such as Walmart, Walgreens, CVS, Dollar Store and others.

We expect that The Cuentas Digital Store will produce revenue each time that consumers purchase third party gift cards, digital access, mass transit tickets and mobile phone top-ups (U.S. and international). Additionally, International remittances provided by the industry-leader Western Union “by Cuentas” are in final testing and should be available in Q1 of 2022 and International Bill Pay should be available in 2022. Both services should be major revenue driving factors for Cuentas as they provide reliable, low-cost solutions to our target audience.

Cuentas expects to offer rewards for free long distance calling to its account holders (“Cuentas Rewards”) who are given credits upon activation to be able to make real international calls to land lines or mobile phone worldwide, not like internet calling which can be unreliable and poor quality. If successful, we can expand the Rewards program in the future. Our target demographic uses both internet and prepaid calling services to communicate with family members around the U.S. and in their country. This added benefit is designed, at a very low cost, to provide extra benefits to our accountholders, which should help to maintain and solidify valuable relationships with them.

Prepaid Debit Card Market Overview

The Research and Markets report titled “Prepaid Card Market: Payment Trends, Market Dynamics, and Forecasts 2020 - 2025” released in January 2020 states that, “[i]n the United States, prepaid cards remain the preferred choice for the unbanked market segment....” It also states that “[t]he move towards a cashless society is substantial, further driving the prepaid card market.”

Cuentas is strategically positioned in the prepaid marketplace with a focus on the Hispanic, Latino and immigrant demographics.

Cuentas has identified Activation Fees as an important issue to our target demographic, so we offer “no-cost” registration and activation with a personalized Prepaid Mastercard® sent directly to the consumer, and we charge a monthly fee of $4.50. As previously mentioned, we also model our offering with empathy and consideration for our target demographic, keeping fees and costs reasonably low so they will be able to justify and appreciate the benefits provided by the Cuentas Mobile App, Wallet & Prepaid Mastercard®.

The Cuentas Technology platform

The Cuentas technology platform is comprised of CIMA Group’s Knetik and Auris software platforms (the “CIMA Licensed Technology”). The platform is built on a powerful integrated component framework delivering a variety of capabilities accessible by a set of industry standard REST-based API endpoints. In addition to handling electronic transactions such as deposits and purchasing, the platform has the capability of organizing virtual currencies into wallets, essentially future proofing it in today’s evolving financial environment. It enables the organizing of the user’s monetary deposits into a tree-based set of wallets, through strictly enforced user permissions, to delineate proper controls in a tiered monetary asset organizational structure, thus providing a sound basis for family and/or corporate control and distribution of funds across individuals.

The platform also contains a sound and proven gamification engine, capable of driving user behaviors in a manner that entices and rewards using incentivization based on proven behavioral science patterns. At the heart of this gamification engine lies a proven and robust rules engine that can easily integrate and modify process flows and orchestrations between disparate platforms, allowing for a quick and easy integration of complex, orchestrated integrations between internal process automation and invocations of external systems. The platform will provide Android and iOS software for users to execute a wide variety of transactions including, but not limited to, account balances, account transfers and in-app purchases. User messaging are also integrated and are achieved via SMS, email, in-app messaging, and voice.

The user management application uses rich metadata CRM and single sign-on (“SSO”) to track user behavior and personalize the user experience. It is fully integrated with our Strategic Partners, scalable and manages the digital ecosystem entitlements. The platform can process both physical and virtual goods, digital assets, real time currency value exchange, virtual currency support with current exchange rates and support nontraditional assets, in addition to credit card, POS, debits, and digital wallet management.

The unique rules engine is capable of all aspects of gamification: badging, questing, leveling, points consumption, leader boards, loyalty and reward points and personalization with tracking and messaging to support behavior management. Business intelligence is used for reporting and communication of product management via Rate Deck Management, Pinless ANI Recognition, IV and Call Flows and Access Number Management. The platform has redundant reporting for enhanced billing and fraud control and integrates customer service with Business Intelligence and platform integrity.

Strategic Partners

Sutton Bank (“Sutton”)

Cuentas has a 5 year Prepaid Card Program Management Agreement with Sutton Bank as the issuer of the Cuentas Prepaid Mastercard® - Debit/GPR card which is effective through October 2026 with automatic 1 year renewals.. Sutton insures account holders’ funds through the FDIC and provides direct deposit capabilities, early pay functionality and account balance functionality for the Cuentas Mobile App and Mobile Wallet. Sutton coordinates Know Your Client (“KYC”), Office of Foreign Asset Control (“OFAC”), Politically Exposed Persons (“PEP”) and Anti-Money Laundering (“AML”) compliance with Cuentas and IDology. Each applicant must have either a Social Security number or an ITIN. During the registration process, IDology compares each applicant’s personal information with known KYC, OFAC and PEP databases, and if required, can request certain forms of identification to confirm thier identity. These forms of identification may include but are not limited to: Passport, Driver’s License, Matricula Consular and U.S. residency documentation. Only applicants that reach a certain score that is coordinated between Sutton and IDology, are approved to receive aCuentas Prepaid Mastercard® associated with their Cuentas Mobile App & Wallet account.

Interactive Communications International, Inc. (“InComm”)

Cuentas has multiple agreements with InComm including: a) Processing services, b) Resale of 3rd party Digital gift cards c) Resale of InComm Digital Solutions and d) Reload Commission Agreement. The agreements are effective through July 2024 and then renew automatically for 1 year periods. InComm is an instrumental partner of Cuentas as it provides the operational core of Cuentas’ transaction processing platform, the cash reload component and access to many third party products and services.

On July 23, 2019, the Company entered into a 5 year Prepaid Services Agreement with InComm (the “InComm PSA”) to power and expand the Company’s Mobile App, Mobile Wallet and GPR card. InComm is a major supplier of 3rd party gift and digital content cards and Cuentas currently resells a variety of these products through its Mobile App, Digital Store and Cuentas-SDI distribution network, with possible expansion up to several hundred products in the future.

Under the InComm PSA, InComm is the prepaid card processor and through its VanillaLoad network, allows the Company’s cardholders to reload their Cuentas Mobile Wallet through a nationwide network of retailers including Walmart, 7-Eleven, Walgreens, CVS Pharmacy, Rite Aid, Dollar General and many more. In addition, the Company plans to extend the cash reload component of the Wallet through a select number of “bodegas” in the Cuentas-SDI network to increase its market penetration and profitability.

Under the InComm PSA, InComm provides processing services, telephone support, data storage services, account servicing, reporting, output and hot carding services to the Company. Processing services consist mainly of authorization and transaction processing services. InComm also processes authorizations for transactions made with or on prepaid products, along with any payments or adjustments made to prepaid products. InComm also processes the Company’s data and post entries in accordance with the specifications. Data storage services consist mainly of storage of the Company’s data in a format that is accessible online by the Company through APIs designated by InComm, subject to additional API and data sharing terms and conditions. InComm also provides Web/API services for prepaid Cuentas GPR applications and transactions.

Current In-App brands that can be bought with varying discounts are:

●	Amazon Cash

●	CTDOT Go

●	AT&T Mobile

●	Burger King

●	Sony PS4

●	Verizon Mobile

●	Karma Koin

●	XBOX

●	Bass Pro Shops

●	PlayStation

●	Los Angeles Transit tap

The  Cuentas Ecosystem

Cuentas’ goal is to offer the consumer a one-stop shop, easy to use, Mobile App & Mobile wallet with Mastercard® rails that can provide new, important financial services and solve many of their daily needs and desires while saving the users time and money.

Approved Cuentas accountholders will have a Prepaid Mastercard® acceptable wherever Mastercard® debit cards are accepted and can have their paychecks or certain government benefits checks directly deposited to their account associated with the card, with funds available for use on the card up to 2 days earlier than standard direct deposits. Furthermore, the Cuentas card will have ATM access through the nationwide Pulse Network which provides access to over 500,000 ATMs in the US and many more worldwide. (source: pulsenetwork.com)

Cuentas accountholders will be able to bridge the financial divide by having access, physically and digitally, to purchasing items & services and paying their accounts in stores, online and in certain cases, through their Cuentas Moble App.

The Cuentas Digital Store in the Mobile App allows accountholders to purchase certain mainstream gift cards for use in a variety of stores, online portals and transit agencies – many at discounted prices. Accountholders can also “Top Up” or prepay their mobile phone accounts and also do the same for friends & family living in the US or overseas.

Cuentas is working diligently to integrate Western Union Remittances and US & International Bill Pay capabilities into the app as well. It is expected that Western Union services will be available in the first quarter of 2022 and Bill Pay services later in the same year.

The Western Union Company (“Western Union”)

On December 8, 2020, the Company entered into an Agency Agreement with Western Union whereby the Company is appointed as an Agent of Western Union and is authorized to offer Western Union Money Transfer Services. Services between Western Union and the Cuentas Mobile App have been integrated via dedicated API and are currently in final stages of testing. This cooperation is expected to allow Cuentas cardholders to transfer money internationally via the Western Union network directly from the Cuentas Mobile App in the first quarter of 2022. Western Union has been providing money transfer services around the world for more than a century and currently has more than 550,000 agent locations worldwide.

Cuentas Mobile

Cuentas Mobile is our Mobile Virtual Network Operator (“MVNO”), which provided Cuentas Mobile branded mobile phones along with attractively priced prepaid voice, text, and data mobile phone services to a customer base currently consisting of approximately 1,000 subscribers. Cuentas Mobile operates this business pursuant to a contract with T-Mobile (formerly Sprint Corporation), which allow Cuentas Mobile to use T-Mobile’s network infrastructure to operate a virtual telecommunications network providing mobile voice, text, and data services with essentially the same quality as those T-Mobile provides to its own retail subscribers. MVNOs such as Cricket, Boost, Simple and Lyca Mobile have been successful at creating brands, without owning the towers, hardware or network. Cuentas is currently reactivating distribution projects through grass roots retailers that normally interact with Cuentas’ target audience, specifically offering low-cost mobile phone service with the ability to make international calls to specific Spanish speaking countries in Central and South America.

We believe that our potential customers will migrate away from legacy telephone and banking systems to enhanced mobility solutions, the Company’s technological advantage and the synergies created by its unique combination of reloadable debit card and mobile virtual network operator rights will make its products increasingly useful to unbanked, under-banked, under-served and other emerging niche markets.

Meimoun  & Mammon LLC

Meimoun & Mammon LLC (“M&M”) is a retail provider of domestic and international long-distance voice, text, and data telephony services to consumers in the United States and throughout the world. M&M holds International and Domestic Section 214 authority issued by the FCC. M&M operates the retail Tel3 business as a separate division. Tel3 has been a prepaid long distance provider for many years and provides direct and indirect access to Latino and immigrant communities across the US as it provides them with quality international communications services. The majority of revenue generated by the company so far has come from this division.

Regulatory Compliance

We operate in an ever-evolving and complex legal and regulatory environment. We, the products and services that we offer and market, and those for which we provide processing services, are subject to a variety of federal, state and foreign laws and regulations, including, but not limited to: federal communications laws and regulations; foreign jurisdiction communications laws and regulations; federal anti-money laundering laws and regulations, including the Patriot Act, the BSA, anti-terrorist financing laws and anti-bribery and corrupt practice laws and regulations in the U.S., and similar international laws and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada; state unclaimed property laws and money transmitter or similar licensing requirements; federal and state consumer protection laws, including the CARD Act, and the Dodd-Frank Act, and regulations relating to privacy and data security; and foreign jurisdiction payment services industry regulations.

Our subsidiaries Cuentas Mobile and M&M are subject to regulation by the FCC and other government agencies and task forces. M&M holds International and Domestic Section 214 licenses issued by the FCC, which may be suspended or revoked by the FCC if M&M does not strictly comply with all applicable regulations and the terms and conditions under which the International and Domestic Section 214 licenses were issued. Cuentas Mobile and M&M are also subject to foreign jurisdiction communications laws and regulations. We believe that we, including our subsidiaries, are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change. Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

At the federal level, Congress and federal regulatory agencies have enacted and implemented new laws and regulations that affect the prepaid industry, such the CARD Act and FinCEN’s Prepaid Access Rule. Moreover, there are currently proposals before Congress that could further substantially change the way banks, including prepaid card issuing banks and other financial services companies, are regulated and are permitted to offer their products to consumers. Non-bank financial services companies, including money transmitters and prepaid access providers, are now regulated at the federal level by the Consumer Financial Protection Bureau (the “CFPB”), which began operations in July 2011, bringing additional uncertainty to the regulatory system and its impact on our business. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business. Sutton bank performs routine AML, KYC, OFAC in consultation with Cuentas and IDology and other compliance review and searches throughout Cuentas’ registration and operational processes. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition. Failure by us to comply with federal banking regulation may subject us to fines and penalties and our relationships with our issuing banks may be harmed.

Most states regulate the business of sellers of traveler’s checks, money orders, drafts and other monetary instruments, which we refer to collectively as money transmitters. While many states expressly exempt banks and their agents from regulation as money transmitters, others purport to regulate the money transmittal businesses of bank agents or do not extend exemptions to non-branch bank agents. In those states where we are required to be licensed, we are subject to direct supervision and regulation by the relevant state banking departments or similar agencies charged with enforcement of the money transmitter statutes and must comply with various restrictions and requirements, such as those related to the maintenance of certain levels of net worth, surety bonding, selection and oversight of our authorized delegates, permissible investments in an amount equal to our outstanding payment obligations with respect to some of the products subject to licensure, recordkeeping and reporting, and disclosures to consumers. We are also subject to periodic examinations by the relevant licensing authorities, which may include reviews of our compliance practices, policies and procedures, financial position and related records, various agreements that we have with our issuing banks, retail distribution partners and other third parties, privacy and data security policies and procedures, and other matters related to our business. As a regulated entity, Cuentas may incur significant costs associated with regulatory compliance. We anticipate that compliance costs and requirements will increase in the future for our regulated subsidiaries and that additional subsidiaries will need to become subject to these or new regulations. If we fail to maintain our existing money transmitter licenses or permits, or fail to obtain new licenses or permits in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

Employees

As of February 9, 2022, our management team consisted of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. We have an additional five full-time employees: our Compliance Officer, IT Director, VP of Product Development, Executive Assistant and VP Retail Operations for the United States market. For more information relating to the employment agreements, please see the section below entitled “Item 11. Executive Compensation.” Mr Arik Maimon, Founder and current Executive Chairman of the Board along with Mr Michael De Prado, Founder and Executive Vice Chairman of the Board developed the infrastructure and business relationships that brought Cuentas to its current status and are extremely knowledgeable about many aspects of Cuentas’ operations and financial situation.

Marketing

The Cuentas Mobile App, Mobile Wallet and Prepaid Mastercard® are predominantly marketed via digital and traditional media channels. Cuentas uses a combination of internal resources as well as third parties for our marketing efforts.

The digital marketing placements include social media, SEO (Search Engine Optimization), internet, geo fencing, online streaming providers, influencers, and other digital providers. Traditional marketing efforts include media such as radio, TV, print, billboards, bus wraps, bus benches, TV, radio, etc.

Media spends will be distributed amongst these marketing vehicles and adjusted as acquisition data is received. An initial 3 month program will be designed to test creatives, geo targeting and formats. Once feedback is analyzed, spending will be optimized to enhance efficiency and cost of acquisition. Vertical market integration and Partnerships will also be developed to augment growth and stability.

Marketing strategies for Customer Acquisition will focus on Key Markets, Targeted Audiences, Lifestyle Fit, Brand Awareness, Key Metrics and Go-to-Market Plans. The proposed acquisition of the SDI companies will expand the current target demographic of unbanked, underbanked and underserved Hispanic and Latino groups to also include the Asian, African, Middle East and European immigrant populations in the U.S.

Marketing to Hispanic & Latino groups will initially concentrate on those populations that have settled in Southern California, Texas, New York, Florida, Arizona and New Mexico.

The goal for the current marketing plan is to reach 250,000 active accounts by the end of 2022.

Competition Section

Cuentas has strategically established its Fee structure to be attractive to the unbanked, underbanked and undeserved population with No Activation Fee, No -cost direct deposit, No-cost Cuentas card to Cuentas card transfers, low cost for reloads, reasonable ATM fees and No dormancy fee.

This pricing strategy places Cuentas in an attractive, reasonably priced category which coupled with the products & services it offers to its competitiveness.

FEES	CUENTAS	Net Spend	Chime	Green Dot	Amex Serve	Amex Bluebird	My Bambu
Card Issuance/ Activation	$0.00	$0.00	$0	$1.95	$0 Online Up to $3.95 in retail	$0 Online / Up to $5 in retail	$0
Monthly Fee	$4.50	Pay-As-You-Go Plan $0 Monthly Plan $9.95 per mo.	$0	$7.95	$6.95 ($0 with $500+ Direct Deposit)	$0	$0
Reload Fee	$3.95	Netspend Reload Network Location Up to $3.95	N/A	$5.95	Up to $3.95 (fee varies by retailer)	$0 (Walmart) other Retailers $3.95	$3.95
Domestic ATM Withdrawal	$1.50	Pay-As-You-Go Plan $2.95 / Monthly Plan $2.95	$2.50; free through MoneyPass	$3.00	$0 at MoneyPass® ATMs $2.50 at non-MoneyPass ATMs.	$0 MoneyPass® ATMs, $2.50 non-MoneyPass ATMs	$2.00
Over the Counter Cash Withdraw	$1.50	$2.95 Withdrawal Fee at a Financial Institution/ 1% w/ $9.95 min	$2.50 per transaction	$3.00	N/A	N/A	N/A
ATM Inquiry Fee	$0.75	$0.50		$0.50	N/A		$0.50
ATM Decline Fee	$0.50	$1.00	N/A	N/A	$0.75	$0.00	N/A
Card to Card Transfer	$0.00	Website $0 / CS Agent $4.95 / Me-to-Me Transfer – $3.00	N/A	N/A	N/A	N/A	N/A
Balance Inquiry Live Agent	$0.00	$0.00	N/A	N/A	$0	$0.00	$0.00 per call
Replacement Card (Standard Delivery)	$5.00	$9.95	N/A	$5.00	$5.00	$0.00	$5
Inactivity Fee / Dormancy Fee	$0.00	$5.95 per mo. (after 90 days w/no trans.)	N/A	$9.95 After 90 days	$0	$0.00	$3 / Month, After 12 mo. No transactions
Remote Deposit Capture	N/A	Greater of 2% of total check amount or $5.00		Funds in minutes - 1% or 5% of check ($5 min)	Funds in minutes - 1% or 5% of check ($5 min fee)	Funds in minutes - 1% or 5% of check ($5 min fee)
Remittance Fee	N/A				UP to $16.99 (fee depends on the transfer amount)		$5.50
Fee Schedule	https:// cuentas.com/ cuen/cuentas_ cha.php?lang=en	https:// www.netspend.com/ account/terms/SFLF_ 730318418_EN.html	https:// help.chime.com/hc/ en-us/articles/ 221405228- What-are-the-fees-

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Website	https:// cuentas.com/ cuen/ home.php?lang=en	www.netspend.com	www,chime.com	https:// www.greendot.com/	www.serve.com	www.bluebird.com	https:// mybambu.com /us/

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	our ability to consummate future acquisitions or strategic transactions, including the transaction with SDI Black 011, LLC (“SDI Black”;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

Recent Developments

Summary Compensation

Summary Compensation Table - The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(f) Option Awards	(g) Non-equity incentive plan compensation	(h) Nonqualified deferred compensation earnings	(i) All Other Compensation	(j) Total Compensation
***Arik Maimon	2021	$295,000	$-	$326,667	$-	$-	$-	$621,667
Executive Chairman	2020	295,000	$500,000	$253,333	$-	$-	$5,000	$1,053,333

Michael De Prado	2021	$268,400	$-	$245,000	$-	$-	$-	$513,400
Executive Vice Chairman	2020	265,000	$500,000	$202,667	$-	$-	$4,000	$971,667

Jeffery Johnson	2021	$102,823	$100,000	$456,944	$-	$-	$10,000	$669,767
CEO	2020	$-	$-	$-	$-	$-	$-	$-

Ran Daniel	2021	$274,196	$-	$163,333	$-	$-	$77,400	$514,929
CFO	2020	$162,000	$100,000	$-	$-	$-	$-	$278,941

Anthony Hugh Meadows	2021	$45,000	$-	$-	$-	$-	$-	$45,000
COO	2020	$-	$-	$-	$-	$-	$-	$-

Appointment of Jeffery D. Johnson as Chief Executive Office

On August 25, 2021, the Company and Jeffery D. Johnson entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Johnson agreed to serve as the Company’s new Chief Executive Officer. The Employment Agreement commenced and became effective as of August 25, 2021, and shall continue for an initial term of three (3) years, ending on August 24, 2024. The initial term would be automatically extended for additional one (1) year periods on the same terms and conditions as set out in the Employment Agreement; however, the Employment Agreement will not renew automatically if either the Company or Mr. Johnson provide a written notice to the other of a decision not to renew, which notice must be given at least ninety (90) days prior to the end of the initial term or any subsequently renewed one (1) year term. Pursuant to the terms of the Employment Agreement, Mr. Johnson will receive an annual base salary of three hundred thousand dollars ($300,000) per year, and will be eligible for an annual incentive payment of up to one hundred percent (100%) of his base salary, which annual incentive payment shall be based on the Company’s performance as compared to the goals established by the Company’s Board of Directors in consultation with Mr. Johnson. This annual incentive shall have a twelve (12) month performance period and will be based on a January 1 through December 31 calendar year, with Mr. Johnson’s entitlement to the annual incentive and the amount of such award, if any, remaining subject to the good faith discretion of the Board of Directors. Pursuant to the terms of the Employment Agreement, Mr. Johnson has the option to have any such earned annual incentive be paid in fully vested shares of the Company’s Common Stock, but must elect such option by the end of the first quarter following the relevant performance calendar year period. In consideration of Mr. Johnson’s agreement to enter into the Employment Agreement and remain with the Company, Mr. Johnson will receive a one-time signing bonus in the amount of two hundred thousand dollars ($200,000), which is to be paid in two (2) installments: the first installment of one hundred thousand dollars ($100,000) to be paid on the Company’s next regular payday following the hire date of August 25, 2021, and the second installment of one hundred thousand dollars ($100,000) to be paid on Company’s next regular payday following the first (1st) anniversary of the hire date of August 25, 2021, provided that Mr. Johnson is employed by the Company on such relevant payment date. Pursuant to the terms of the Employment Agreement, subject to the shareholder approval of the Company’s 2021 Share Incentive Plan, the Company shall issue to Mr. Johnson an option to purchase up to an aggregate of five hundred thousand (500,000) shares of Common Stock; furthermore, if the Company’s shareholders do not approve the Company’s 2021 Share Incentive Plan, Mr. Johnson will have the right to immediately terminate the Employment Agreement. These options shall vest on the following schedule: (1) options to purchase one hundred twenty-five thousand (125,000) shares of Common Stock shall vest on the date of the grant; and, (2) one hundred eighty seven thousand and five hundred (87,500) shares of Common Stock shall vest on each of the first and second year anniversary of the date of grant, provided that Mr. Johnson remains continuously employed with the Company through such vesting date. In case of a change in control event, as defined under the terms of the Employment Agreement, any outstanding unvested portion of the options shall become fully vested and exercisable, as long as Mr. Johnson remained continuously employed with the Company through such date. Additionally, Mr. Johnson shall be entitled to a bonus payment in connection with a change in control of the Company, which bonus shall be based upon a percentage of the cash consideration received by shareholders of the Company in the change in control transaction, as determined in the sole discretion of the Board of Directors of the Company. Under the Employment Agreement, Mr. Johnson is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and non-disparagement, among others. The Employment Agreement is governed by the laws of the State of Florida. The Employment Agreement may be terminated by the Company for cause or without cause, and by Mr. Johnson for good reason or without good reason, as such terms are defined under the Employment Agreement.

 Appointment of Anthony H. Meadows as Chief Operating Officer

Pursuant to the terms of the Employment Agreement, Mr. Meadows will receive an annual base salary of two hundred forty thousand dollars ($240,000)per year, and will be eligible for an annual incentive payment of up to one hundred percent (100%) of his base salary, which annual incentive payment shall bebased on the Company’s performance as compared to the goals established by the Company’s CEO. This annual incentive shall have a twelve (12) monthperformance period and will be based on a January 1 through December 31 calendar year, with Mr. Meadows’s entitlement to the annual incentive and the amountof such award, if any, remaining subject to the good faith discretion of the CEO. Pursuant to the terms of the Employment Agreement, if earned, Mr. Meadowsshall be paid in full during the first quarter following the relevant performance calendar year period.

Pursuant to the terms of the Employment Agreement, the Company shall issue to Mr. Meadows an option to purchase up to an aggregate of two hundredthousand (200,000) shares of Common Stock; in accordance with the following terms: i. Exercise Price: the closing price of the Company’s common stock as ofthe last Board of Directors meeting on November 3rd, 2021 ($2.80) and approved at the Annual Shareholder Meeting on December 15th, 2021. ii. Vesting: theoption to purchase up to Fifty Thousand (50,000) shares of common stock shall vest on the date this Agreement is fully executed. The option to purchase anadditional Fifty (50,000) shares of common stock shall vest on the first, second and third anniversary of grant date, so long as Employee is employed by theCompany on that date. iii. Tax Treatment: this stock option inducement shall be treated as an incentive stock option up to IRS limits and any remaining portionshall be treated as a non-qualified option.

Under the Employment Agreement, Mr. Meadows is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality,non-competition, non-solicitation, and non-disparagement, among others. The Employment Agreement is governed by the laws of the State of Florida. TheEmployment Agreement may be terminated by the Company for cause or without cause, and by Mr. Meadows for good reason or without good reason, as suchterms are defined under the Employment Agreement.

Founder/Executive Chairman Compensation Agreement with Arik Maimon, and Founder/Executive Vice-Chairman Compensation Agreement with Michael De Prado

On August 26, 2021, the Company and Arik Maimon entered into a Founder/Executive Chairman Compensation Agreement (the “Chairman Compensation Agreement”). Additionally, on August 26, 2021, the Company and Michael De Prado entered into a Founder/Executive Vice-Chairman Compensation Agreement (the “Vice-Chairman Compensation Agreement” and collectively with the Chairman Compensation Agreement, the “Chairman Compensation Agreements”). The term of each of these Chairman Compensation Agreements became effective as of August 26, 2021 and replaces any prior arrangements or employment agreements between the Company and each of Mr. Maimon and Mr. De Prado (each such individual, an “Executive” and together, the “Executives”). Under the terms of the Chairman Compensation Agreements, the Executives agreed to be employed by the Company for an initial continuous twelve-month term beginning on the effective date of August 26, 2021, and ending on August 25, 2022. The initial term would be automatically extended for additional one (1) year periods on the same terms and conditions as set out in the Chairman Compensation Agreements; however, the Chairman Compensation Agreements, respectively, will not renew automatically if either the Company or the respective Executive provide a written notice to the other of a decision not to renew, which notice must be given at least ninety (90) days prior to the end of the initial term or any subsequently renewed one (1) year term. Pursuant to the terms of the Chairman Compensation Agreement, Mr. Maimon will receive an annual base salary of two hundred ninety-five thousand dollars ($295,000) per year, and pursuant to the terms of the Vice-Chairman Compensation Agreement, Mr. De Prado will receive an annual base salary of two hundred seventy-five thousand dollars ($275,000) per year, and each will be eligible for an annual incentive payment of up to one hundred percent (100%) of their respective base salary, which annual incentive payment shall be based on the Company’s performance as compared to the goals established by the Company’s Board of Directors in consultation with each Executive, respectively. This annual incentive shall have a twelve (12) month performance period and will be based on a January 1 through December 31 calendar year, with the Executives’ entitlement to the annual incentive and the amount of such award, if any, remaining subject to the good faith discretion of the Board of Directors. Any such annual incentive shall be paid by the end of the second quarter following the calendar year to which each respective Executive’s performance relates. Pursuant to the terms of the Chairman Compensation Agreements, each Executive has the option to have any such earned annual incentive be paid in fully vested shares of the Company’s Common Stock, but must elect such option by the end of the first quarter following the relevant performance calendar year period. In the event of a change in control of the Company, as defined under the terms of the Chairman Compensation Agreements, that takes place (i) during the term of the Chairman Compensation Agreement or (ii) prior to the date which is twenty-four (24) months from the effective date of the Chairman Compensation Agreements, if the Executive’s employment otherwise terminates prior to such date (other than if the Executive’s employment was terminated for cause or the Executive resigned his employment without good reason, as such terms are defined under the Chairman Compensation Agreements), each respective Executive shall be entitled to a bonus payment equal to two and one-half percent (2.5%) of the cash consideration received by the shareholders of the Company in the change in control transaction. Under the Chairman Compensation Agreements, each Executive is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and non-disparagement, among others. The Chairman Compensation Agreements are each governed by the laws of the State of Florida. The Chairman Compensation Agreements may be terminated by the Company for cause or without cause, and by each respective Executive for good reason or without good reason, as such terms are defined under the Chairman Compensation Agreements.

Amendment to the Employment Agreement with Ran Daniel

As of November 28, 2018, the Company and Ran Daniel entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Daniel serves as the Company’s Chief Financial Officer. On August 5, 2021, the Company and Mr. Daniel entered into an amendment to the Employment Agreement (the “Amendment”). Pursuant to the Amendment, Mr. Daniel’s annual base salary will be $245,000 and Mr. Daniel will not be entitled to a cash payment of his accrued vacation and sick days.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2021:

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g) (9)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Jeffery D Johnson	500,000	-	-	2.80	November 2, 2031	-	-	375,000	$943,056

Ran Daniel	120,000	-	-	3.20	20,000 options at April 6, 2024 and 100,000 at November 2, 2031	-	-	50,000	$116,667

Arik Maimon	268,000	-	-	$5.12	44,000 options at March 29,2025 ,24,000 at September 12, 2023 and 200,000 at November 2, 2031	-	-	100,000	$233,333

Michael De Prado	185,200	-	-	$5.00	$35,200 at March 29,2025 and 150,000 at November 2, 2031			75,000	$175,000

Director Compensation

In 2021, the Board approved cash and equity compensation of directors. Each non-employee director shall receive cash compensation of $50,000 paid in four quarterly installments. In addition, the chair of the audit committee will receive an additional compensation of $10,000, the chair of the Compensation committee will receive an additional compensation of $7,500 and the chair of the Corporate and Governance committee will receive an additional compensation of $5,000 Additionally, on November 3,2021, each non-employee director received a grant of a 10 year nonqualified stock option to purchase 100,000 shares of common stock exercisable at $2.80 per share, such option vesting over a one year period. Our executive chairman and executive vice chairman, did not receive any additional compensation for services provided as a director during fiscal year 2021.

The following table sets forth compensation of our non-employee directors during fiscal year 2021:

DIRECTORS’ COMPENSATION

Name	Cash ($)	Option Awards ($) (1)(2)	Total Compensation ($)
Yochanon Bruk (3)	$-	$163,333	$163,333
Adiv Baruch	$56,750	$163,333	$220,083
Carol Pepper (3)	$8,333	$163,333	$171,666
Jeffrey Lewis	$49,167	$163,333	$212,500
Edward Maldonado (3)	$8,333	$-	$8,333
David Schottenstein (4)	$53,238	$163,333	$216,571
Richard Berman (4)	$73,533	$163,333	$236,866

(1)	These amounts have been calculated in accordance with ASC 718. These amounts reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by our directors.

(2)	At December 31, 2021, Mr. Bruk, Mr. Baruch, Ms. Pepper, Mr. Lewis, and Mr. Maldonado held unexercised stock options to purchase 100,000, 100,000, 100,000, 100,000 and 0 shares respectively, of our common stock.

(3)	The Company, Arik Maimon, Michael De Prado, Dinar Zuz, LLC (which is controlled by Yochanon Bruk) and CIMA Telecom Inc. (“CIMA”). are party to a Voting Agreement and Proxy, dated December 31, 2019, pursuant to which (i) Mr. Maimon has the right to appoint two directors, which are Mr. Maimon and Carol Pepper, (ii) Mr. De Prado has the right to appoint one director, which is Mr. De Prado, (iii) Dinar Zuz LLC has the right to appoint one director, which is Mr. Bruk and (iv) CIMA has the right to appoint one director, which is Mr. Maldonado.

(4)	Effective December 21, 2021, Mr. Schottenstein and Mr. Berman resigned as directors of the Company

Proposed Acquisition

On January 5, 2022, we signed a Binding Letter of Intent (the “Original LOI”) with Mango Tel LLC (“Mango Tel”), SDI Black, and Sohel Kapadia and Saheda Kapadia (collectively the “Owners”), for the potential acquisition of 100% of the assets of Mango Tel LLC and SDI Black 011 for a purchase price of $3.2 million. On February 10, 2022, we signed an amended Binding Letter of Intent amending the Original LOI (collectively, the “LOI”) to reflect that we would only purchase SDI Black (and not purchase Mango Tel which determination was made following our initial due diligence review of Mango Tel) for a purchase price of $2.976 million. The LOI provides that we will deposit $2 million into an escrow account while a definitive purchase and sale agreement is drafted and negotiated. The parties agree that the LOI is binding on each of them and that they will use their best efforts and good faith to enter into an agreement with terms and conditions consistent with the LOI. Pursuant to the agreement, we will acquire substantially all of the assets of SDI Black, which also include Black Wireless MVNO, Black 011 Long distance platform and operations and the SDI Black distribution platform and network of over 31,000 bodegas and convenience stores (the “Purchased Assets”). We expect to consummate the acquisition of the Purchased Assets by forming a company (“Newco”) into which all of the Purchased Assets shall be transferred and, following the closing of the purchase and sale, all of the interests in Newco will be transferred to the Company. As part of the LOI, SDI Black and the Owners have agreed to apply the purchase price paid by us to amounts due to the repay U.S. Small Business Administration (“SBA”) loans taken by SDI Black and the Owners shall pay an additional $1,000,000 towards repayment of additional SBA loans. We have also agreed to offer employment agreements to certain Fisk/SDI key employees.

SDI Black and the Owners have agreed to indemnify and hold us harmless from and against any liability for any amount owing to SDI Black’s creditors with respect to the Purchased Assets or the business operation of SDI Black being transferred to us pursuant to the LOI, which liability arose prior to the transfer of the Purchased Assets and business operations from SDI Black to us. We have agreed to indemnify and hold SDI Black harmless from and against any liability for any amount owing with respect to the Purchased Assets and business operations of SDI Black transferred by SDI Black to us pursuant to the LOI, which liability arises subsequent to the transfer of the Purchased Assets and business operations from SDI Black to use under the LOI.

We are currently completing our due diligence review of SDI and have not yet began negotiating the terms of a definitive purchase and sale agreement. Accordingly, we cannot provide any assurance that we will effect a transaction with SDI Black or, if we are able to consummate such a transaction, that the terms of any such transaction will be favorable to our stockholders. See “Risk Factors” beginning on page 35 of this prospectus, including the risk factors incorporated by reference herein, for further discussion surrounding the LOI and the transactions contemplated thereby.

SDI Black Financial Statements

December 31, 2020 and December 31, 2019 Audited Financial Statements

LEONARD FRIEDMAN

CERTIFIED PUBLIC ACCOUNTANT	LeonardFriedmanCPA@gmail.com

INDEPENDENT AUDITOR’S REPORT

To the Members SDI

Black 011, LLC

We have audited the accompanying combined balance sheets of SDI Black 011, LLC, (the “Company”) as of December 31, 2020 and 2019 and related statements of operations and members’ equity and cash flows for the years then ended and related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the financial position of SDI Black 011, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

Supplementary Information

The accompanying supplementary information included in the schedules I on page 14 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the financial statements.

The supplementary information for the years ended December 31, 2020 and 2019 has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Certified Public Accountant East

Meadow, New York December

23, 2021

385 Old Westbury Road, East Meadow, New York 11554 Tel: (516) 735-0824 Fax: (516) 735-6301

SDI BLACK 011, LLC

BALANCE SHEETS

DECEMBER 31,	2020	2019

ASSETS
Current Assets
Cash	$2,035,456	$80,880
Accounts receivable	45,739	47,573
Inventory	50,031	-

Total Current Assets	2,131,226	128,453

Property and Equipment	221,876	236,145

Other Assets
	1,077,771	1,347,213
Goodwill paid, net	382,224	-
Deferred financing costs
	1,459,995	1,347,213
TOTAL ASSETS	$3,813,097	$1,711,811

See independent auditor’s report.

SDI BLACK 011, LLC

BALANCE SHEETS

DECEMBER 31,	2020	2019

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities

Accounts payable	$392,560	$747,083
Accrued expenses	46,581	46,697
Advances from customers	158,884	218,551
Bank term-loan payable, current maturities	275,304	-
SBA loan payable, current maturities	4,730	-
Loans payable, affiliate	-	1,047,000

Total Current Liabilities	878,059	2,059,331

Long-Term Liabilities	3,724,696	-
Bank term-loan payable, long-term	148,072	-
SBA loan payable, long-term
	3,872,768	-

Total Liabilities	4,750,827	2,059,331

Commitments and contingencies (Note 5)

Members’ Equity
Accumulated deficit	(937,730)	(347,520)
Total Members’ Equity	(937,730)	(347,520)
Total Liabilities and Members’ Equity	$3,813,097	$1,711,811

See independent auditor’s report.

SDI BLACK 011, LLC

STATEMENTS OF OPERATIONS & ACCUMULATED DEFICIT

FOR THE YEARS ENDED DECEMBER 31,	2020	2019

Revenue	$10,937,561	$14,592,359
Cost of Revenues	8,971,102	12,004,605
Gross Profit	1,966,459	2,587,754
General and Administrative Expenses	1,845,145	1,885,639
Net income from Operations	121,314	702,115
Other Income/(Expenses)
PPP/SBA Grant forgiveness income	59,872	-
Taxes, other	(3,000)	(4,500)
Interest expenses	(118,705)	(14,906)
Depreciation and amortization	(283,711)	(283,711)

	(345,544)	(303,117)
Net Income/(Loss)	(224,230)	398,998
Accumulated Deficit - Beginning	(347,520)	(1,420,755)
Members’ contributions/(distributions)	(365,980)	674,237
Accumulated Deficit - Ending	$(937,730)	$(347,520)

See independent auditor’s report.

SDI BLACK 011, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,	2020	2019

Cash Flows from Operating Activities

Net income/(loss)	$(224,230)	$398,998
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation and amortization	283,711	283,711
Accrued interest payable	2,802	-
Changes in current assets and liabilities:
Accounts receivable	1,834	390,891
Inventory	(50,031)	-
Accounts payable and accrued expenses	(354,639)	(982,354)
Advances from customers	(59,667)	(411,516)

Net Cash Used in Operating Activities	(400,220	(320,270)

Cash flows from Financing Activities

Proceeds/(repayment) of Loans payable - Bank	4,000,000	(500,000)
Proceeds from SBA/PPP Loan	150,000
Payment for Loan acquisition costs	(382,224
Proceeds/(repayment) of advances from affiliates	(1,047,000)
Contributions/(Distributions) to members	(365,980)	674,237

Net Cash Provided by Financing Activities	2,354,796	174,237

Net Increase/(Decrease) in Cash	1,954,576	(146,033)

Cash - Beginning of the Year	80,880	226,913

Cash - End of the Year	$2,035,456	$80,880
Supplemental disclosure of cash flow information
Cash - Paid for interest	$115,761	$14,906

See independent auditor’s report.

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2020 AND 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SDI Black 01, LLC (the “Company”) was incorporated in the State of New York in January 2013 and is engaged in the business of electronic distribution and sales of virtual products via its Black 011 portal located at Yonkers, NY. Its electronic products range from prepaid wireless SIM activation, International mobile recharge services and international long distance phone services. During 2020, the company also started sales of general merchandise to its retail reseller customers.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.	Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments with an original maturity of three months or less.

2.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength and performing evaluations of the credit risk related to specific customers and maintaining an appropriate allowance for doubtful accounts based on its history of write-offs and current economic conditions of its customers.

3.	Accounts Receivable

Accounts receivables are generally due within 15-30 days and are stated at amounts due from customers net of allowance for doubtful accounts. Accounts outstanding, longer than the contractual payment terms are considered as past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible. Accordingly, the allowance for doubtful accounts was $0 at December 31, 2020 and 2019.

4.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for using straight-line and accelerated methods, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the shorter of the service lives of the assets or the term of the lease. Repairs and maintenance are charged to operations as incurred.

5.	Goodwill and Impairment of Long-Lived Assets

In February 2014, the FASB issued ASU 2014-02, Intangibles - Goodwill and Other (FASB ASC Topic 350). Under the amendments in this update, an entity that elects the accounting alternative within GAAP should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects this accounting alternative is required to make an accounting policy decision to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill must be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. If it is determined that the fair value of the reporting unit is less than the book value, the recorded goodwill is impaired to its implied fair value with a charge to operating expenses.

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Effective January 1, 2015, the Company elected to adopt this accounting alternative. No triggering events have been identified by the Company that would indicate that the fair value of the entity may be below its carrying amount; therefore, management has determined that no impairment has been sustained for the year ended December 31, 2020 and 2019.

The company amortizes goodwill paid on a straight-line basis over 10 years and accordingly amortization expense for the years ended December 31, 2020 and 2019 was $269,422 and $269,442 respectively.

6.	Revenue Recognition

The Company accounts for its revenues under Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), and the amendments thereto (collectively referred to as Accounting Standards Codification, or “ASC” 606). The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, and the guidance defines a five-step process to achieve this core principle. The five-step process is as follows: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation.

7.	Inventory

Inventory consists of general merchandise that the company sells to its retail reseller customers. It is stated at the lower of cost or market, with cost determined by the first-in, first-out method.

8.	Deferred Financing Costs

Deferred financing costs consists of amounts paid for the acquisition of bank loan on December 30, 2020. These costs are being amortized using the straight-line method over the period of the loan. Total amount paid was $382,224 and amortization for year ended December 31, 2020 was $0.

9.	Cost of Revenue

Direct cost of revenues consists primarily of termination and origination costs, toll-free costs, and network costs—including customer/carrier interconnect charges and fiber circuit charges. These costs include an estimate of charges for which invoices have not yet been received, and estimated amounts for pending disputes with other carriers. Direct cost of revenues also includes the cost of airtime top-up minutes. Direct cost of revenues excludes depreciation and amortization expense.

10.	Income Taxes

As a limited liability company, the Company is treated as a partnership for Federal and state income tax purposes. Accordingly, no provision has been made for income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the members who are responsible for any taxes thereon.

The Company recognizes and measures its unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information, including the technical merits of those positions, available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available or when an event occurs that requires a change.

Management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require any adjustments to the financial statements.

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

11.	Uses of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

12.	Recently implemented accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Topic 606, with several clarifying updates issued subsequently. In conjunction with Topic 606, a new subtopic, ASC 340-40, Other Assets and Deferred Costs - Contracts with Customers, was also issued. The updated standard replaces most existing revenue recognition and certain cost guidance under accounting principles generally accepted in the United States of America (“U.S. GAAP”). Collectively, we refer to Topic 606 and Subtopic 340-40 as “ASC 606.” ASC 606 amends existing accounting standards for revenue recognition and establishes principles for recognizing revenue upon the transfer of promised goods or services to customers based on the expected consideration to be received in exchange for those goods and services.

The Company adopted ASC 606 effective January 1, 2019 using the modified retrospective transition method. The adoption of ASU 2014-09 did not have an impact on the Company’s financial statements but required enhanced footnote disclosures.

13.	Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2020 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events”, determined there were no significant events to report through December 23, 2021, which is the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following on December 31, 2020, and 2019:

	Estimated useful life (years)	2020	2019

Computer Software	5	$442,957	$442,957
Leasehold Improvements	39	24,800	24,800
		467,757	467,757
Less: Accumulated depreciation		(245,881)	(231,612)
		$221,876	$236,145

Depreciation on property and equipment for the year ended December 31, 2020, and 2019 was $14,269 and $14,269 respectively.

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 3 – NOTES PAYABLE

Bank Term Loan

On December 30, 2020, the company entered into a loan agreement with Newtek Small Business Finance LLC for a ten-year (10 years) term loan facility in the amount of $4,000,000 to fund its working capital requirements and repay outstanding loans from affiliates. The facility is guaranteed by the SBA (Small Business Administration) and secured by all current and future assets of the Company. The loan is also personally guaranteed by all members of the company and has security interest in certain assets owned by the members.

The term-loan provides for a variable interest rate of the bank’s prime rate plus two and three- quarters (2.75%) percentage points. Initial interest rate is 6% per annum and monthly installment is $44,408.21 which includes principal and interest. The first payment is due two (2) months after the date of disbursement of loan.

Amount paid to the bank and other closing costs paid on acquisition of the loan have been capitalized as Deferred financing costs and are being amortized over the period of the loan.

SBA Economic Injury Disaster Loan (“EIDL”)

As a part of COVID-19 relief efforts, US government’s Small Business Administration department granted long-term loans to businesses under Economic Injury Disaster Loan Advance Program (“the EIDL loan”). On May 15, 2020, the company received EIDL loan in the amount of $150,000, payable over thirty (30) years at an interest rate of three and three-quarter percentage points (3.75%) The loan is secured by all assets of the company and first installment is due twenty-four (24) months after the receipt of the loan.

Monthly payments payable is $731 which includes principal and interest. Interest accrued to December 31, 2020 was $2,802 and total balance due was $152,802.

As of December 31, 2020, loan maturities for the subsequent years are summarized as follows:

Year ending December 31:	Bank Term Loan	SBA EIDL Loan
2021	$275,304	$4,730
2022	318,069	2,985
2023	337,687	3,099
2024	358,515	3,217
2025	380,627	3,264
Thereafter	2,329,798	135,507
	$4,000,000	$152,802

Loans Payable – Affiliate

i.	On July 1, 2018, the company signed a promissory note with Pradip Patel, a person known to the member of the company in the amount of $537,000 payable on demand. The loan was unsecured and carried an interest rate of 6% per annum.

The company paid the balance due including interest in full on December 30, 2020. Balance due including interest at December 31, 2020 and 2019 was $0 and $569,220 respectively.

ii.	On July 1, 2018, the company signed two promissory notes with Hanif Bhagat, a person related to the member of the company for a total amount of $510,000 payable on demand. The loan was unsecured and carried an interest rate of 4% per annum.

The company paid an amount of $466,440 which included principal and interest. Balance due to date of $83,470 was assumed by the member of the company.

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 4 - PAYCHECK PROTECTION PROGRAM (“PPP”)

On May 7, 2020, the Company received loan proceeds of $55,872 under the Paycheck Protection Program (the “PPP”). The PPP, which was established as part of the Coronavirus Aid, Relief, and Economic Security Act provides for loans to qualifying businesses for amounts up to 2.5 times certain average monthly payroll expenses of the qualifying business. The loan and accrued interest, or a portion thereof, may be forgiven after 24 weeks (“applicable covered period”) so long as the borrower uses the loan proceeds for eligible purposes including payroll, benefits, rent, mortgage interest and utilities, and maintains its payroll levels. Not more than 40% of the amount forgiven can be attributable to non-payroll costs.

The PPP loan, net of any loan forgiveness, matures on April 15, 2022, and accrues interest at a fixed rate of 1%. Payment is deferred until (a) the date that the Small Business Administration remits the loan forgiveness amount to the lender, provided that loan forgiveness application was submitted to the lender within 10 months following the last day of the applicable covered period, or (b) the date that is 10 months following the last day of the applicable covered period if the loan forgiveness application was not timely submitted. Interest accrual begins as of the date of disbursement.

The Company had timely applied for the forgiveness of the loan and on June 10, 2021, received notification from the SBA that the entire amount and accrued interest thereon was forgiven, and the loan satisfied. Accordingly, the PPP loan amount was recorded as other income.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company purchases services and inventory from vendors that are related to the member of the Company. Total purchases from these vendors, for the year ended December 31, 2020 and 2019, amounted to $1,412,745 and $2,202,182. Balance due to these vendors at December 31, 2020 and 2019 amounted to $50,245 and $239,305 respectively.

The company also rents its office space from a company owned by its member. Rent expense paid under this lease for the year December 31, 2020, and 2019 amounted to $96,000 and $96,000 respectively. Balance due to this vendor at December 31, 2020 and 2019 amounted to $0 and $108,000 respectively.

NOTE 6 – UNCERTAINTY DUE TO COVID-19

During the calendar year 2020, the World Health Organization declared COVID-19 to constitute a “Public Health Emergency of International Concern.” The Company’s business operations were disrupted through mandated and voluntary temporary. Given the uncertainty of the situation, including, among other things, additional outbreaks of the virus or other strains of the virus or additional mandated shutdowns or quarantines, future related financial impact cannot be reasonably estimated at this time.

SDI BLACK 011, LLC

SUPPLEMENTAL SCHEDULES OF OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31,	2020	2019

Salaries and related costs	$357,787	$289,102
Advertising and promotion	28,555	2,346
Automobile expenses	19,598	23,821
Bad debts	95,807	-
Bank service charges	21,387	10,976
Commission expenses	586,273	873,916
Computer and internet expenses	23,452	45,960
Consulting expenses	9,761	11,125
Customer service fees	77,672	150,189
Credit card processing fees	181,495	184,141
Dues & Subscriptions	937	912
Equipment rental	1,298	-
Health Insurance	47,024	16,253
Insurance expenses	10,592	7,041
Legal and professional fees	114,622	44,872
Meals and entertainment	9,680	15,992
Office supplies and expenses	10,752	4,058
Payroll Taxes	27,704	23,209
Payroll processing fees	2,564	2,929
Postage and delivery	10,859	3,991
Printing and reproduction	1,450	-
Rent expense	96,000	96,000
Repairs and maintenance	25,287	-
Software maintenance costs	72,000	72,000
Telephone expenses	7,404	301
Travel expenses	-	6,505
Utilities	5,185	-
	$1,845,145	$1,885,639

September 30, 2021 and September 30, 2020 Unaudited Financial Statements

LEONARD FRIEDMAN

CERTIFIED PUBLIC ACCOUNTANT	Leonardr1iedt11anCPA@gt11ai!.com

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of

SDI Black 011, LLC

We have reviewed the accompanying combined financial statements of SDI Black 011, LLC (the “Company”) which comprises of Balance Sheet as of September 30, 2021 and the related Statement of Operations and Accumulated Deficit and Statement of Cash Flows and related Notes to the Financial Statements for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Supplementary Information

The supplementary information included on page 14 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the financial statements. The supplementary information has been subjected to the review procedures applied in our reviews of the basic financial statements. We are not aware of any material modifications that should be made to the supplementary information. We have not audited the supplementary information, and do not express an opinion on such information.

Adoption of New Accounting Pronouncements

As discussed in Note 1 to the financial statements, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), as of January 1, 2019, using the modified retrospective transition method. Our conclusion and opinion is not modified with respect to this matter.

Certified Public Accountant East

Meadow, New York

December 23, 2021

385 Old Westbury Road, East Meadow, New York 11554 Tel: (516) 735-0824 Fax: (516) 735-6301

SDI BLACK 011 LLC

BALANCE SHEETS

SEPTEMBER 30, 2021

ASSETS

Current Assets

Cash	$241,005
Accounts receivable	344,164
Due from affiliates	110,000

Total Current Assets		695,169

Property and Equipment		211,174

Other Assets

Goodwill paid, net	875,772
Deferred financing costs	353,557
		1,229,329

TOTAL ASSETS		$2,135,672

SDI BLACK 011 LLC

BALANCE SHEETS

SEPTEMBER 30, 2021

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$262,157
Accrued expenses	4,507
Advances from customers	447,424
Bank term-loan payable, current maturities	313,345
SBA loan payable, current maturities	25,98 4

Total Current Liabilities		1,053,417

Long-Term Liabilities

Bank loan payable	3,487,938
SBA loan payable	486,709
		3,974,647
Total Liabilities
		5,028,064
Commitments and contingencies (Nates 4 and 5)

Members’ Equity

Accumulated deficit	(2,892,392)

Total Members’ Equity		(2,892,392)

TOTAL LIABILITIES & MEMBERS’ EQUITY		$2,135,672

SDI BLACK 011 LLC

STATEMENTS OF OPERATIONS & ACCUMULATED DEFICIT

FOR THE NINE MONTHS ENDED SEPTMBER 30, 2021

Revenue	$6,450,005

Cost of Revenues	5,364,079

Gross Profit		1,085,926

Operating Expenses		1,010,358

Net income from Operations		75,568

Other Income/ (Expenses)

PPP forgiveness income	70,463
Interest expenses	(167,028)
taxes, other	(4,773)
Depreciation and amortization	(241,368)

Total Other Income/(Expenses)		(342,706)

Net Loss		(267,138)

Accumulated Deficit - Beginning		(937,730)

Members’ distributions		(1,687,524)

Accumulated Deficit - Ending		$(2,892,392)

SDI BLACK 011 LLC

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTMBER 30, 2021

Cash Flows from Operating Activities

Net loss	$(267,138)
Adjustments to reconcile net loss to net cash provided by/ (used in) operating activities
Depreciation and amortization	241,368
Accrued interest payable	9,891
Changes in current assets and liabilities:
Accounts receivable	(298,425)
Inventory	50,031
Accounts payable and accrued expenses	(172,477)
Advances from customers	288,540

Net Cash Used In Operating Activities			(148,210)

Cash flows from Financing Activities

Loans payable - Bank	(198,717)
Proceeds from SBA Loan payable	350,000
Advances to affiliates	(110,000)
Distributions to members	(1,687,524)

Net Cash Used in Financing Activities			(1,646,241)

Net Decrease in Cash			(1,794,451)

Cash - Beginning of the Year			2,035,456

Cash - End of the Year			$41,005

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

Interest		$

SDI BLACK 011, LLC

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2021

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

SDI Black 01, LLC (the “Company”) was incorporated in the State of New York in January 2013 and is engaged in the business of electronic distribution and sales of virtual products via its Black 011 portal located at Yonkers, NY. Its electronic products range from prepaid wireless SIM activation, International mobile recharge services and international long distance phone services. During 2020, the company also started sales of general merchandise to its retail reseller customers.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.	Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly liquid investments with an original maturity of three months or less.

2.	Con«ntrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength and performing evaluations of the credit risk related to specific customers and maintaining an appropriate allowance for doubtful accounts based on its history of write-offs and current economic conditions of its customers.

3.	Accounts Receivable

Accounts receivables are generally due within 15-30 days and are stated at amounts due from customers net of allowance for doubtful accounts. Accounts outstanding, longer than the contractual payment terms are considered as past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy .and the industry as a whole. The Company writes off accounts receivable when they become uncollectible. Accordingly, the allowance for doubtful accounts was $0 at September 30, 2021.

4.	Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for using straight-line and accelerated methods, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the shorter of the service lives of the assets or the term of the lease. Repairs and maintenance are charged to operations as incurred.

5.	Goodwill and Impairment of Long-Lived Assets

In February 2014, the FASB issued ASU 2014-02, Intangibles - Goodwill and Other (FASB ASC Topic 350). Under the amendments in this update, an entity that elects the accounting alternative within GAAP should amortize goodwill on a straight-line basis over 10 years, or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects this accounting alternative is required to make an accounting policy decision to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill must be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. If it is determined that the fair value of the reporting unit is less than the book value, the recorded goodwill is impaired to its implied fair value with a charge to operating expenses.

Effective January 1, 2015, the Company elected to adopt this accounting alternative. No triggering events have been identified by the Company that would indicate that the fair value of the entity may be below its carrying amount; therefore, management has determined that no impairment has been sustained for the period ended September 30, 2021.

The company amortizes goodwill paid on a straight-line basis over 10 years and accordingly amortization expense for the nine months ended September 30, 2021 was $202,067.

6.	Revenue Recognition

The Company accounts for its revenues under Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), and the amendments thereto (collectively referred to as Accounting Standards Codification, or “ASC” 606). The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, and the guidance defines a five-step process to achieve this core principle. The five-step process is as follows:

(i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract(s), (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract(s), and (v) recognize revenue when, or as, the entity satisfies a performance obligation.

7.	Deferred Financing Costs

Deferred financing costs consists of amounts paid for the acqws1t1on of bank loan on December 30, 2020. These costs are being amortized using the straight-line method over the period of the loan. Amortization for the nine months ended September 30, 2021 was $28,667.

8.	Cost of Revenue

Direct cost of revenues consists primarily of termination and origination costs, toll-free costs, and network costs-including customer/carrier interconnect charges and fiber circuit charges. These costs include an estimate of charges for which invoices have not yet been received, and estimated amounts for pending disputes with other carriers. Direct cost of revenues also includes the cost of airtime top-up minutes. Direct cost of revenues excludes depreciation and amortization expense.

9.	Income Taxes

As a limited liability company, the Company is treated as a partnership for Federal and state income tax purposes. Accordingly, no provision has been made for income taxes in the accompanying financial statements, since all items of income or loss are required to be reported on the income tax returns of the members who are responsible for any taxes thereon.

The Company recognizes and measures its unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information, including the technical merits of those positions, available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available or when an event occurs that requires a change.

Management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require any adjustments to the financial statements.

10.	Uses of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.	Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2021 balance sheet date and, in accordance with FASB ASC 855-10-50, “St1bseq11ent Events’, determined there were no significant events to report through December 23, 2021, which is the date the financial statements were available to be issued.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following on September 30, 2021:

	Estimated useful life (years)	Amount
Computer Software	5	$442,957
Leasehold Improvements	39	24,800
		467,757
Less: Accumulated depreciation		(256,583)
		$211,174

Depreciation on property and equipment for the period ended September 30, 2021

NOTE 3 - NOTES PAYABLE

Bank Term Loan

On December 30, 2020, the company entered into a loan agreement with Newtek Small Business Finance LLC for a ten-year (10 years) term loan facility in the amount of $4,000,000 to fund its working capital requirements and repay outstanding loans from affiliates. The facility is guaranteed by the SBA (Small Business Administration) and secured by all current and future assets of the Company. The loan is also personally guaranteed by all members of the company and has security interest in certain assets owned by the members.

The term-loan provides for a variable interest rate of the bank’s prime rate plus two and three quarters (2.75%) percentage points. Initial interest rate is 6% per annum and monthly installment is $44,408.21 which includes principal and interest. The first payment is due two (2) months after the date of disbursement of loan.

As at September 30, 2021, balance due was $3,801,283 and interest paid was $156,548.

SBA Economic Injury Disaster Loan (“EIDL”.)

As a part of COVID-19 relief efforts, US government’s Small Business Administration department granted long-term loans to businesses under Economic Injury Disaster Loan Advance Program (“the EIDL loan”). On May 15, 2020, the company received EIDL loan in the amount of $150,000, payable over thirty (30) years at an interest rate of 3.75%. The loan is secured by all assets of the company and first installment is due twenty-four (24) months after the receipt of the loan.

On July 27, 2021, pursuant to an application filed by the company with the SBA under the EIDL program, the company received an additional amount of $350,000 in EIDL loans bringing the combined total to $500,000. Monthly payments payable on the total loan is $2,517 which includes principal and interest. Interest accrued through September 30, 2021 was $12,693 and the balance due at September 30, 2021 was $512,693.

As of September 30, 2021 loan maturities for the subsequent years are summarized as follows:

Year ending September 30:	Bank Term Loan	SBA EIDL Loan
2022	$332,672	$25,984
2023	353,190	9,687
2024	374,975	10,057
2025	358,515	10,440
2026	398,102	10,856
	1,983,829	445,669
Thereafter	$3,801,283	$512,693

NOTE 4 - PAYCHECK PROTECTION PROGRAM (“PPP”)

On March 17, 2021, the Company received loan proceeds of $70,463 under the Paycheck Protection Program (the “PPP”). The PPP, which was established as part of the Coronavirus Aid, Relief, and Economic Security Act provides for loans to qualifying businesses for amounts up to 2.5 times certain average monthly payroll expenses of the qualifying business. The loan and accrued interest, or a portion thereof, may be forgiven after 24 weeks (“applicable covered period”) so long as the borrower uses the loan proceeds for eligible purposes including payroll, benefits, rent, mortgage interest and utilities, and maintains its payroll levels. Not more than 40% of the amount forgiven can be attributable to non-payroll costs.

The PPP loan, net of any loan forgiveness, matures on April 15, 2022, and accrues interest at a fixed rate of 1%. Payment is deferred until (a) the date that the Small Business Administration remits the loan forgiveness amount to the lender, provided that loan forgiveness application was submitted to the lender within 10 months following the last day of the applicable covered period, or (b) the date that is 10 months following the last day of the applicable covered period if the loan forgiveness application was not timely submitted. Interest accrual begins as of the date of disbursement.

The Company had timely applied for the forgiveness of the loan and on September 15, 2021, received notification from the SBA that the entire amount and accrued interest thereon was forgiven, and the loan satisfied. Accordingly, the PPP loan amount was recorded as other income.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company purchases services and inventory from vendors that are related to the member of the Company. Total purchases from these vendors, for the nine months ended September 30, 2021, amounted to $173,679. Balance due to these vendors at September 30, 2021 amounted to $25,532.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Lease Commitments - Related Party

The Company leases its main office on a month-to-month operating lease from an entity related to a member of the company. Rent expense for the nine months ended September 30, 2021 under this operating lease was $36,000.

NOTE 7 - UNCERTAINTY DUE TO COVID-19

During the calendar year 2020, the World Hea1th Organization declared COVID-19 to constitute a “Public Health Emergency of International Concern.” The Company’s business operations were disrupted through mandated and voluntary temporary. Given the uncertainty of the situation, including, among other things, additiona1 outbreaks of the virus or other strains of the virus or additional mandated shutdowns or quarantines, future related financial impact cannot be reasonably estimated at this time.

SDI BLACK 011 LLC

SUPPLEMENTAL SCHEDULES OF OPERATING EXPENSES

FOR THE NINE MONTHS ENDED SEPTMBER 30, 2021

Salaries and related costs	$256,894
Advertising & Promotion	38,577
Automobile expenses	10,068
Bank service charges	10,139
Commission expenses	300,804
Computer & Internet Expenses	10,297
Consulting expenses	3,900
Customer service fees	38,196
Credit card processing fees	122,983
Dues & Subscriptions	1,091
Equipment rental	6,140
Health Insurance	35,129
Insurance expenses	669
Legal and professional fees	7,608
Meals and entertainment	1,469
Office supplies and expenses	6,518
Payroll Taxes	25,624
Payroll processing fees	2,452
Postage and delivery	7,946
Printing and reproduction	4,348
Rent expense	36,000
Repairs and maintenance	5,265
Software maintenance costs	54,000
Telephone expenses	6,202
Travel Expenses	1,604
Utilities	16,435
Total Operating Expenses	$1,010,358

Corporate Information

We were incorporated in Florida on September 21, 2005. Our principal executive offices are located at 235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139, and our telephone number is (800) 611-3622. Our corporate website address is www.cuentas.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe below, in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described herein and in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

While we have entered into a binding letter of intent with SDI Black, we have not entered into negotiations for a purchase and sale agreement therewith and we cannot assure you that the transactions contemplated by our letter of intent will be consummated or, that if such transactions are consummated, they will be accretive to stockholder value.

We entered into the LOI with SDI Black pursuant to which we agreed to explore an acquisition of the Purchased Assets from SDI Black. However, the LOI did not include many of the material terms to any potential transaction with SDI Black and there is no guarantee that we will agree to terms or definitive documentation with SDI Black in order to effect the proposed transaction. Further, even if we are able to agree to terms with SDI Black for a transaction, there is no guarantee that the terms will be favorable to our stockholders, that the transaction will be completed in the time frame or in the manner currently anticipated, or that we will recognize the anticipated benefits of the transaction.

We may engage in future acquisitions or strategic transactions, including the transaction with SDI Black, which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

As described herein, we have recently entered into a LOI to acquire the Purchased Assets from SDI Black which enables us to conduct due diligence and negotiate the terms of a definitive purchase and sale agreement. In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction may entail numerous operational and financial risks, including the risks outlined above and additionally:

●	exposure to unknown liabilities;

●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies;

●	higher than expected acquisition and integration costs;

●	write-downs of assets or goodwill or impairment charges;

●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

●	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

●	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on The NASDAQ Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Florida law and our certificate of incorporation and our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 410,000,000 shares, of which (a) 360,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing.  When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 10, 2022, there were 14,965,690 shares of common stock issued and outstanding, held of record by approximately 128 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes. Under the terms of certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our certificate of incorporation empowers our board of directors, without action by our shareholders, to issue up to 50,00,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of February 10, 2022, there were no shares of preferred stock designated, issued or outstanding. Our board may fix the rights, preferences, privileges, and restrictions of our authorized but undesignated preferred shares, including:

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Florida corporate statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest a t a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Florida Anti-Takeover Law and Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Florida Anti-Takeover Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Amended and Restated Articles and Bylaws

Our Amended and Restated Articles and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the Board, on the call of its Board or the person or persons authorized to do so by the Amended and Restated Bylaws, or at the request in writing by shareholders of record owning at least 25% of the issued and outstanding voting shares of Common Stock; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board.

Limitations of Liability for Officers and Directors

Pursuant to the Florida Statutes, our Amended and Restated Articles exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in our best interests.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Florida corporate law. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The December 31, 2020 and 2019 financial statements of our company appearing in this prospectus have been included herein in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Halperin Ilanit, CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Halperin Ilanit, CPA as experts in accounting and auditing.

The December 31, 2020 and 2019 financial statements of SDI Black 011, LLC appearing in this prospectus have been included herein in reliance upon the report of Leonard Friedman CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Leonard Friedman CPA as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the SEC on May 5, 2021, August 23, 2021 and November 15, 2021, respectively;

3.	Our definitive proxy statement filed on November 18, 2021;

4.	Our Current Reports on Form 8-K filed with the SEC on February 5, 2021, February 10, 2021, March 2, 2021, July 27, 2021, August 5, 2021, August 31, 2021, November 5, 2021, November 9, 2021, December 21, 2021, January 11, 2022 and February 8, 2022; and

5.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 1, 2021 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-249690), as initially filed with the SEC on October 28, 2020, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company at Cuentas Inc., at 19 W. Flagler Street, Suite 902, Miami, FL 33130, attention: Secretary. Our telephone number is (800) 611-3622. Information about us is also available at our website at http://www.cuentas.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$6,952.50
Legal fees and expenses	$40,000
Accounting fees and expenses	$10,000
Trustees’ Fees and Expenses	*
Warrant Agent Fees and Expenses	*
Miscellaneous	*
Total	$56,952.50

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Florida Business Corporation Act (the “FBCA”). The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement**
4.1	Form of Certificate of Designation of Preferred Stock**
4.2	Form of Warrant Agreement and Form of Warrant Certificate**
4.3	Form of Subscription Rights Agreement and Form Subscription Rights Certificate**
4.4	Form of Indenture*
4.5	Form of Note**
4.6	Form of Debt Securities**
5.1	Opinion of Ellenoff Grossman & Schole LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Halperin Ilanit*
23.2	Consent of Leonard Friedman CPA*
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)*
25.1	Statement of Eligibility of trustee on Form T-1**+
107	Filing Fee Table*

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference
+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 14th day of February, 2022.

CUENTAS INC.

By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Jeffery D. Johnson as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery D. Johnson	Chief Executive Officer	February 14, 2022
Jeffery D. Johnson	(Principal Executive Officer)

/s/ Ran Daniel	Chief Financial Officer	February 14, 2022
Ran Daniel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Arik Maimon	Executive Chairman of the Board of Directors	February 14, 2022
Arik Maimon

/s/ Michael De Prado	Executive Vice Chairman of the Board of Directors	February 14, 2022
Michael De Prado

/s/ Adiv Baruch	Director	February 14, 2022
Adiv Baruch

/s/ Yochanon Bruk	Director	February 14, 2022
Yochanon Bruk

/s/ Carol Pepper	Director	February 14, 2022
Carol Pepper

/s/ Jeff Lewis	Director	February 14, 2022
Jeff Lewis

/s/ Edward Maldonado	Director	February 14, 2022
Edward Maldonado